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EXHIBIT 3.3

                             CERTIFICATE OF ADOPTION
                                       OF
                                FOURTH AMENDMENT
                                       TO
              SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                      ADVANCED LIGHTING TECHNOLOGIES, INC.
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         Alan J. Ruud, President, of ADVANCED LIGHTING TECHNOLOGIES, INC., an
Ohio corporation, having its principal office in the City of Solon, Ohio, does hereby certify that on the 17th day of February, 2000, pursuant to the authority of Ohio Revised Code Section 1701.71(A) and Article Eleventh of the Second Amended and Restated Articles of Incorporation, as amended, of said Corporation, the holders of a majority of the issued and outstanding common shares and preferred shares of said Corporation entitled to vote at a meeting of shareholders, approved the following action and adopted the following resolution amending the existing Second Amended and Restated Articles of Incorporation:

         RESOLVED, that, pursuant to Section 1701.71(A) of the Ohio Revised Code, Advanced Lighting Technologies, Inc. (the "Corporation") effective on the date of filing of a certified copy of this resolution with the Secretary of State of the State of Ohio, the Second Amended and Restated Articles of Incorporation, as amended, of the Corporation are hereby amended to add the following new Article TWELFTH:

                  "TWELFTH: Section 1701.831 of the Ohio Revised Code shall not apply to control share acquisitions of shares of the Corporation."

Such amendment shall, and does hereby, amend such Second Amended and Restated Articles of Incorporation effective on such date.

         IN WITNESS WHEREOF, Alan J. Ruud, President, acting for and on behalf of said Corporation, has hereunto subscribed his name this 9th day of March, 2000.





                                            /s/Alan J. Ruud
                                            -----------------------------------
                                            Alan J. Ruud, President